EXHIBIT 10.4

      THIS WARRANT WAS ISSUED ON JULY 21st, 2000 AND SUCH ISSUANCE WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS WARRANT AND THE SECURITIES OBTAINABLE UPON EXERCISE THEREOF IS SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN SECTION 6 OF THIS WARRANT AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.



                                     WARRANT



Date of Issuance:  July 21, 2000                           Certificate No. W-1

                                                           CUSIP No. 219141 11 6



      FOR VALUE RECEIVED, CORNELL COMPANIES, INC., a Delaware corporation (the "Company"), hereby grants to AMERICAN CAPITAL STRATEGIES, LTD., or its registered assigns (the "Registered Holder") the right to purchase from the Company 217,778 shares (as adjusted from time to time hereunder, the "Exercise Shares"), of the Company's Common Stock, $.001 par value ("Common Stock"), at a price per share of $6.70 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of one or more Warrants (collectively, the "Warrants") originally issued by the Company to certain investors on July 21, 2000. Certain capitalized terms used herein are defined in Section 4 hereof. Certain capitalized terms used and not defined herein are defined in the Note and Equity Purchase Agreement dated as of July 21, 2000 (as amended from time to time, the "Purchase Agreement") by and among the Company, its subsidiaries named therein, and the Purchasers (as such term is defined in the Purchase Agreement). The amount and kind of securities purchasable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

      This Warrant is subject to the following provisions:

      Section 1. EXERCISE OF WARRANT.

      1A. EXERCISE PERIOD. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time, to and including the date that is the seventh (7th) anniversary of the original date of issuance (the "Exercise Period").

            (i) EXERCISE PROCEDURE. This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                  (a) A completed Exercise Agreement, as described in Paragraph 1B below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                  (b) this Warrant;

                  (c) if this Warrant is not registered in the name of the initial Registered Holder, an assignment or assignments in the form set forth in
EXHIBIT II hereto evidencing the assignment of this Warrant to the Purchaser and all additional items required to comply with the provisions set forth in Section 6 hereof; and

                  (d) at the Registered Holder's option, (1) wire transfer of funds to an account designated by the Company or a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price") or (2) cancellation of any debt and/or accrued but unpaid interest owed by the Company to the Registered Holder in the amount of the Aggregate Exercise Price.

            (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such ten-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

            (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

            (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any Warrant or certificates for shares of Common Stock upon exercise of the Warrant in a name other than that of the Purchaser. Each share of Common Stock issuable upon exercise of this Warrant will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

            (v) The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

            (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

            (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

            (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, the number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are so issuable shall, when issued upon payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall use its best efforts to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

      1B. EXERCISE AGREEMENT. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in EXHIBIT I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name and address of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name and address of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered and will be accompanied by an assignment in the form set forth in EXHIBIT II. Such Exercise Agreement will be dated the actual date of execution thereof.

      1C. FRACTIONAL SHARES. If a fractional share of Common Stock would, but for the provisions of Paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Fair Market Value of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

      Section 2. ADJUSTMENT OF NUMBER OF EXERCISE SHARES. In order to prevent dilution of the rights granted under this Warrant, the number of Exercise Shares shall be subject to adjustment from time to time as provided in this Section 2. Notwithstanding any other provision of this Section 2, no adjustment shall be made to the number of Exercise Shares if such adjustment represents less than 1% of the number of Exercise Shares previously required to be delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Exercise Shares to be so delivered.

      2A. ADJUSTMENT OF NUMBER OF EXERCISE SHARES UPON ISSUANCE OF SHARES OF COMMON STOCK OR STOCK EQUIVALENTS. Except as provided in Paragraphs 2C and 2D and Section 3, if and whenever on or after the Closing Date, the Company issues or sells, or in accordance with Paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share of Common Stock less than the Fair Market Value per share of Common Stock at the time of such issue or sale, then forthwith upon such issue or sale, the number of Exercise Shares will be increased by multiplying such number by a fraction, (A) the numerator of which is the Fair Market Value per share of Common Stock at the time of such issue or sale and (B) the denominator of which is the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Fair Market Value per share of Common Stock at the time of such issue or sale times the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issue or sale, plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (b) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issue or sale.

      2B. EFFECT ON EXERCISE SHARES OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Shares of Common Stock under Paragraph 2A above, the following will be applicable:

            (i) ISSUANCE OF STOCK EQUIVALENTS. If the Company in any manner grants or issues Stock Equivalents and the lowest price per share of Common Stock for which shares of Common Stock of the Company or analogous economic rights are issuable upon the exercise of any such Stock Equivalent is less than the Fair Market Value at the time of the granting or issuing of such Stock Equivalent, then such shares of Common Stock will be deemed to have been issued and sold by the Company for such price per share of Common Stock. For purposes of this Paragraph, the "lowest price per share of Common Stock for which shares of Common Stock or analogous economic rights are issuable" will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to a specific share of Common Stock or analogous economic right upon the exercise of the Stock Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per share of Common Stock as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Exercise Shares will be made upon the actual issue of such shares of Common Stock or upon the exercise of any rights under the Stock Equivalents.

            (ii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Stock Equivalent, the additional consideration, if any, payable upon the issue, conversion or exchange of any Stock Equivalent, or the rate at which any Stock Equivalent is convertible into or exchangeable for shares of Common Stock changes at any time, the Exercise Shares in effect at the time of such change will be readjusted without duplication to the Exercise Shares which would have been in effect at such time had such Stock Equivalent still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

            (iii) TREATMENT OF EXPIRED AND UNEXERCISED STOCK EQUIVALENTS. Upon the expiration of any Stock Equivalent or the termination of any right to convert or exchange any Stock Equivalent without the exercise of such Stock Equivalent, the Exercise Shares then in effect will be adjusted to the Exercise Shares which would have been in effect at the time of such expiration or termination had such Stock Equivalent, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (iv) CALCULATION OF CONSIDERATION RECEIVED. If any shares of Common Stock or Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company (before deduction of underwriting expenses). In case any shares of Common Stock or Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value of such consideration. In case any shares of Common Stock or Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Stock Equivalents, as the case may be.

            (v) INTEGRATED TRANSACTIONS. In case any Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Stock Equivalent by the parties thereto, the Stock Equivalent will be deemed to have been issued without consideration.

            (vi) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, or Stock Equivalents or (B) to subscribe for or purchase Common Stock or Stock Equivalents, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      2C. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased.

      2D. CAPITAL REORGANIZATION OR CAPITAL RECLASSIFICATION. Any recapitalization, capital reorganization, or capital reclassification not involving a third party is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (as determined by the Board of Directors, but in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Section 3 hereof will thereafter be applicable to the Warrants

      2E. NOTICES.

            (i) Immediately upon any adjustment of the Exercise Shares, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Company will give written notice to the Registered Holder at least 5 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change or Significant Event (as defined in Section 3 below).

            (iii) The Company will also give written notice to the Registered Holders at least 10 days prior to the date on which any Organic Change or Significant Event will take place.

      2F. EXCLUDED TRANSACTIONS. Notwithstanding any other provision of this
Section 2, no adjustment shall be made pursuant to this Section 2 in respect of the issuance of Excluded Securities.

      Section 3. SIGNIFICANT EVENT. In the event of a potential liquidation or dissolution of the Company, or a potential merger or consolidation of the Company with, or a potential sale or other disposition by the Company of all or substantially all of its assets to a third party not now affiliated with the Company other than a potential merger or consolidation in which the Company is the continuing entity or in which the Initial Directors constitute a majority of the Board of Directors of the continuing entity after the potential merger or consolidation (any such liquidation, dissolution, merger, consolidation or sale being referred to herein as a "Significant Event"), then the Registered Holder of this Warrant shall have the option of either exercising this Warrant prior to the Significant Event effective immediately upon exercise, or exercising this Warrant contingent upon the actual occurrence of the Significant Event. The Company shall give the Registered Holder written notice of the date on which the Significant Event will occur at least 10 days before the date by which the Registered Holder must exercise this Warrant, i.e., the date on which the Significant Event actually occurs. This notice, if given, shall be the only notice of the Significant Event that the Company is required to give to the Registered Holder. Upon the actual occurrence of the Significant Event this Warrant shall immediately terminate for all purposes. Failure of the Registered Holder to exercise timely this Warrant upon receiving notice of a Significant Event shall not constitute a breach of any obligation of the Registered Holder under this Warrant, the only consequence of such failure being that the Registered Holder's rights under this Warrant shall expire upon the actual occurrence of the Significant Event. If the potential Significant Event does not in fact occur for any reason, then the Registered Holder will not be required to exercise this Warrant.

      Section 4. DEFINITIONS. The following terms have meanings set forth below:

      "COMMON STOCK" means, collectively, Common Stock and, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

      "EXCLUDED SECURITIES" means:

            (i) shares of Common Stock issued upon (A) exercise of the Warrants or (b) exercise of the Warrants issued pursuant to that certain Warrant Issuance Agreement dated as of October 14, 1999 between the Company and the investors listed therein;

            (ii) securities issued by the Company in an underwritten public offering;

            (iii) securities issued pursuant to the direct or indirect bona fide acquisition by the Company of any Person, whether by merger, purchase of stock, purchase of assets or otherwise;

            (iv) securities issued upon exercise of any Stock Equivalent, provided that the Stock Equivalents (A) are outstanding on the date hereof or
(B) granted in connection with any bona fide financing transaction; and

            (v) Common Stock or options to purchase Common Stock or the Common Stock issued upon the exercise of any such options; provided, however, that (A) such Common Stock or options shall be issued pursuant to a written plan or agreement either in effect on the date hereof or hereafter, in each case approved by the Board of Directors of the Company or a committee thereof and (B) such Common Stock or options shall be issued or granted for consideration per share that is not less than the Fair Market Value per share of Common Stock on the date of issue or grant of the Common Stock or options, as appropriate.

      "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the New York Stock Exchange as of 4:00 P.M., New York time, or, if on any day such security is not so listed on the New York Stock Exchange, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case as of the applicable date. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Fair Market Value" shall be the fair value therefor determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, if the determination of Fair Market Value is being made for purposes of Section 2 as a result of an issuance of any securities by the Company pursuant to an underwritten public offering, then the Fair Market Value will be the net amount received by the Company (before deduction of underwriting expenses) in connection with that underwritten public offering.

      "FULLY DILUTED BASIS" means, at any given time, fully diluted as calculated in accordance with GAAP, and includes the Exercise Shares.

      "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      "STOCK EQUIVALENTS" means any option, warrant, right or similar security or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, stock appreciation rights).

      Section 5. RIGHTS OF REGISTERED HOLDERS.

            5A. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

            5B. REGISTRATION RIGHTS. This Warrant will entitle the holder hereof to the registration rights, indemnifications and duties of a holder of Registrable Securities (as defined in the Purchase Agreement) as set forth in
Article 11 of the Purchase Agreement.

      Section 6. WARRANT TRANSFERABLE. Subject to the transfer conditions contained in this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part (but in no event shall transfers in amounts representing less than 15,000 Exercise Shares each be permitted), without charge to the Registered Holder, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any Warrant or certificates for shares of Common Stock upon exercise of the Warrant in a name other than that of the Registered Holder of the Warrant or rights being transferred.

            6A. RESTRICTIONS IN GENERAL. The Registered Holder of the Warrants agrees that it will neither (i) transfer the Warrants prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Paragraph 6B, or until registration hereof under the Securities Act and any applicable state securities or blue sky laws has become effective, nor (ii) transfer such Exercise Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Paragraph 6B, or until registration of such Exercise Shares under the Securities Act and any applicable state securities or blue sky laws has become effective.

            6B. ASSIGNMENT; OPINION OF COUNSEL. Except as otherwise expressly provided herein, by its acceptance hereof the Registered Holder of the Warrants agrees that, prior to any transfer of the Warrants or any transfer of the related Warrant Shares, such Registered Holder will deliver to the principal office of the Company a properly executed assignment (in the form of EXHIBIT II hereto), together with a signed copy of the opinion of such Registered Holder's counsel, concurred in by counsel to the Company, to the effect that the proposed transfer of the Warrants or the proposed transfer of the Exercise Shares may be effected without registration under the Securities Act and any applicable state securities or blue sky laws. The Registered Holder of the Warrants shall then be entitled to transfer the Warrants or to transfer such Exercise Shares in accordance with the assignment delivered by such Registered Holder to the Company.

            6C. PERMITTED TRANSFERS. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant may be transferred, in whole or in part, by the Registered Holder hereof without regard to the requirements and conditions set forth in Paragraphs 6A and 6B above if any such transfer is made to any entity that is wholly-owned by such Registered Holder and if such Registered Holder delivers to the principal office of the Company a properly executed assignment (in the form of EXHIBIT II hereto).

            6D. COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any other provisions contained in this Warrant, the Registered Holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Exercise Shares and to all resales or other transfers thereof pursuant to the Securities Act:

                  (i) The Registered Holder hereof agrees that the Exercise Shares shall not be sold or otherwise transferred unless the Exercise Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

                  (ii) A legend in substantially the following form will be placed on the certificate(s) evidencing the Exercise Shares:

                  "The shares represented by this certificate have not be registered under the Securities Act of 1933 or under applicable state securities laws. The shares may not be offered, sold, transferred, pledged or otherwise disposed of in the absence of an effective registration statement with respect thereto under all applicable securities laws, or an opinion of counsel satisfactory to Cornell Companies, Inc. that such registrations are not required."

            6E. Stop transfer instructions will be imposed with respect to the Exercise Shares so as to restrict resale or other transfer thereof, subject to this Section 6.

      Section 7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

      Section 8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a creditworthy financial institution or other creditworthy institutional investor its own indemnification agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at the Registered Holder's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 9. NOTICES. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one Business Day after being so sent or three Business Days after being so deposited in the U.S. Mail
(i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

      Section 10. AMENDMENT AND WAIVER. The provisions of the Warrant may be amended or waived, but only as provided in Section 2 hereof or pursuant to a written agreement signed by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that except as provided in Section 2 hereof, no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of the Warrants.

      Section 11. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and Paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Texas.

                                   * * * * * * *

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.



                                  CORNELL COMPANIES, INC.



                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer


                                      11                     Warrant Certificate

                                    EXHIBIT I


                               EXERCISE AGREEMENT





      To:



      Dated:









            The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ____________ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

            Set forth below is the address and contact person the Company should send the stock certificate(s) upon the exercise of the attached Warrant and the new Warrant with the remaining exercisable shares of Common Stock, if any.







                                    Signature _______________________


                                     Address ________________________


                                      -12-               ACS Warrant Certificate

                                   EXHIBIT II










                                   ASSIGNMENT





            FOR VALUE RECEIVED, ________________________ hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W- ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:



      NAMES OF ASSIGNEE     ADDRESS     NO. OF SHARES
      -----------------     -------     -------------














                                    Signature ________________________

                                    Date _____________________________


                                      -13-               ACS Warrant Certificate